NewsLine
November 22, 2019
TO ALL MEMBERS:

2019 BOARD OF DIRECTORS ELECTION RESULTS
JIM ENGLAND ELECTED VICE CHAIR
KATHLEEN ROGERS NAMED TO FILL VACANCY

We are pleased to announce the results of the 2019 FHLB Cincinnati Board of Directors (Board) election. In this election, two Ohio Member Directors, and two at-large Independent Directors were elected to the Board. All four directors will serve four-year terms commencing January 1, 2020, and expiring December 31, 2023. The Board ratified election results and took additional action to name a Vice Chair and fill a Board vacancy at its meeting, November 21, 2019.

The Board elected James A. England to serve as Vice Chair of the Board. Mr. England is Chairman of Decatur County Bank, Decaturville, Tenn. He has served on the Board since 2011, and in the capacity of Vice Chair since 2018. His second two-year term as Vice Chair commences January 1, 2020, and expires December 31, 2021.

The Board appointed Kathleen A. Rogers to fill the vacancy of an Ohio Member Director who retired prior to the expiration of a four-year term. Ms. Rogers will assume the directorship on January 1, 2020, and complete the remainder of the vacant term, ending December 31, 2021.

Ms. Rogers is Executive Vice President, Director of Capital Stress Testing & Financial Systems at U.S. Bank, Cincinnati.

MEMBER DIRECTOR ELECTION RESULTS
In Ohio, eight candidates ran for two open seats. The two candidates receiving the highest number of votes were elected to the Board. The election results are provided below.

Number of Ohio voting members: 206
Total eligible Ohio votes to be cast: 4,214,504

Robert T. Lameier- (re-elected)
    President/CEO
    Miami Savings Bank, Miamitown
    Total votes received: 1,291,273

Jonathan D. Welty - (elected)
    President
    Ohio Capital Finance Corp., Columbus
    Total votes received: 819,365

Archie M. Brown
    President/CEO
    First Financial Bank, Cincinnati
    Total votes received: 806,533

Fred G. DeBiasi
    President/COO
    Valley Central Bank, Liberty Township
    Total votes received: 788,018

Gregory Scott McComb
    Chairman/CEO
    Heartland Bank, Whitehall
    Total votes received: 702,116

Jon W. Park
    Chairman/CEO
    Westfield Bank, FSB, Westfield Center
    Total votes received: 424,823

J. Christopher Montgomery
    CIO/Vice President, Investments
    Grange Insurance, Dublin
    Total votes received: 398,010

Mark A. Klein
    President/CEO
    The State Bank & Trust Co., Defiance
    Total votes received: 317,809

INDEPENDENT DIRECTOR ELECTION RESULTS

In the at-large election of two Independent Directors, the Board nominated incumbent Board Chair Donald J. Mullineaux, DuPont Endowed Chair in Banking & Financial Services Emeritus, University of Kentucky, and incumbent Director Charles J. Ruma, President, Davidson Phillips Inc., Columbus, Ohio, to run for the open seats. As shown below, Dr. Mullineaux and Mr. Ruma exceeded the 20 percent minimum regulatory requirement of votes eligible to be cast and are therefore re-elected to the Board:

Number of members voting: 395
Total eligible votes to be cast: 6,533,955

Donald J. Mullineaux - (re-elected)
    DuPont Endowed Chair in Banking & Financial Services Emeritus, University of Kentucky
    Lexington, Kentucky
    Total votes received: 3,553,944
    Percent of votes eligible to be cast: 54.39%

Charles J. Ruma - (re-elected)
    President, Davidson Phillips Inc.
    Columbus, Ohio
    Total votes received: 3,360,740
    Percent of votes eligible to be cast: 51.44%

On behalf of the Board and staff, I would like to thank our members for participating in the director election and would also like to congratulate our newly elected and returning Directors.

Andrew S. Howell
President and CEO